EXHIBIT 99.1
For more information contact:
Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-9499

ENTERPRISE FINANCIAL REPORTS SECOND QUARTER 2014 RESULTS

•	Net income of $7.2 million, or $0.36 per diluted share, up 22% and 20%, respectively, over the linked first quarter

•	Core net interest income grows when compared to the linked first quarter

•	Portfolio loans grow 13% on an annualized basis over the linked first quarter and 8% over the prior year period

•	Commercial and Industrial ("C&I") loans grow $75 million over the linked first quarter and 18% over the prior year period

St. Louis, July 24, 2014. Enterprise Financial Services Corp (NASDAQ: EFSC) (the “Company”) reported net income of $7.2 million for the quarter ended June 30, 2014, an increase of $1.3 million, or 22%, as compared to the linked first quarter. Net income per diluted share was $0.36 for the quarter ended June 30, 2014, an increase of 20%, compared to $0.30 per diluted share for the linked first quarter. The linked quarter increase in net income was due to robust portfolio loan growth driving an 8% annualized increase in core net interest income, as well as reduced noninterest expenses from expense management initiatives including lower professional fees and loan, legal and other real estate expense from strong credit quality. Second quarter 2014 net income was 35% lower than the $11.0 million reported in the prior year period and diluted earnings per share were 38% lower than the $0.58 reported a year ago. The year over year decrease in net income was primarily due to $4.3 million reversal of provision for loan loss recorded in the prior year period, as well as a $2.4 million reduction in net revenue from purchase credit impaired ("PCI") loans due to declining balances and lower accelerated cash flows from these loans.

Peter Benoist, President and CEO, commented, “The second quarter was notable for accelerated loan growth, particularly with respect to C&I loans. On an annualized basis, total loans grew 13%, demonstrating our success in gaining market share. The growth in our loan portfolio was strong enough to overcome the ongoing pressure on margin and produce a modest increase in core net interest income.”
“Enterprise’s organic earnings power is strengthening, with second quarter core pretax, pre-provision, earnings rising 9% over the prior year period and 16% higher than the linked first quarter,” continued Benoist. “And we continue to reap benefits from our loss share assets, which contributed another $4 million in pretax net revenues in the quarter.”
“Expenses remain well controlled, with second quarter noninterest expenses 3% lower than both the linked and prior year quarters. Nevertheless, with loan yields under continuing pressure in the face of significant price competition, we’re sharpening our focus on expense management to counteract that trend,” said Benoist.
Banking Segment
Net Interest Income
Net interest income in the second quarter decreased $1.6 million from the linked first quarter and $4.6 million from the prior year period due to lower balances of PCI loans, lower accelerated cash flows on PCI loans, and lower interest rates on newly originated loans. These items were partially offset by lower interest expense primarily related to the payoff of debt with higher interest rates including $30.0 million of FHLB borrowings at a weighted average interest rate of 4.09% and $25.0 million of trust preferred securities at a 9% interest rate. The net interest margin was 4.04% for the second quarter of 2014, compared to 4.39% for the linked first quarter of 2014 and 4.75% in the second quarter of 2013. In the second quarter of 2014, PCI loans yielded 20.84%, including effects of accelerated discount accretion due to full prepayment of PCI loans, as compared to 26.24% in the prior year period. Excluding the accelerated cash flow impacts, the PCI loans yielded 13.4% in the second quarter compared to 14.3% in the linked quarter and 16.0% in the prior year period.
The cost of interest-bearing deposits was 0.58% in the second quarter of 2014, consistent with the linked first quarter and 5 basis points lower than the second quarter of 2013. The cost of interest-bearing liabilities was 0.65% in the quarter, declining 3 basis points from the linked quarter and 21 basis points from the second quarter of 2013. The reduction in the cost of interest bearing liabilities from the linked quarter was primarily due to lower costs on short term borrowings as well as the conversion of $5.0 million of trust preferred securities to common equity late in the first quarter of 2014. The reduction from the prior year period was primarily due to initiatives in the second half of 2013 and into 2014 to lower our cost of funds including the aforementioned prepayment of $30.0 FHLB borrowings combined with the conversion of $25.0 million trust preferred securities to common equity.

Core net interest margin, defined as the net interest margin (fully tax equivalent), including contractual interest on PCI loans but excluding the incremental accretion on these loans, was as follows:

	For the Quarter ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Core net interest margin	3.39%	3.44%	3.54%	3.54%	3.56%

Core net interest margin declined five basis points from the linked quarter. Three basis points of the decline in the linked quarter was due to lower interest rates on portfolio loans with the remainder due to lower balances of PCI loans, which generally have higher contractual interest rates than portfolio loans. Core net interest margin declined 17 basis points from the prior year quarter. Fourteen basis points of the decline was due to lower balances of PCI loans with the remainder due to lower interest rates on portfolio loans. Pressure on loan yields continues to lead to reductions in Core net interest margin and could lead to further reductions throughout the remainder of 2014. The Company considers its Core net interest margin to be an important measure of our financial performance, even though it is a non-GAAP financial measure, because it provides supplemental information by which to evaluate the impact of PCI loan accretion on the Company's net interest income and margin and the Company's operating performance on an ongoing basis. The attached tables contain a reconciliation of Core net interest margin to net interest margin.

Portfolio loans
Portfolio loans totaled $2.3 billion at June 30, 2014, increasing $77.1 million, or 13% annualized, compared to the linked quarter. On a year over year basis, portfolio loans increased $172.5 million, or 8%.

Commercial and Industrial ("C&I") loans increased $74.7 million during the second quarter of 2014 compared to the linked first quarter of 2014. C&I loans represented 50% of the Company's loan portfolio at June 30, 2014, up slightly from 49% reported at March 31, 2014. C&I loans increased $172 million, or 18%, since June 30, 2013 and have more than offset the managed $41.1 million decline in Commercial and Construction real estate loans during the same period. We continue to focus on originating high-quality C&I relationships as they typically have variable interest rates and allow for cross selling opportunities involving other banking products. C&I loan growth also supports our efforts to maintain the Company's asset sensitive position.

Purchase credit impaired ("PCI") loans and other real estate covered under FDIC loss share agreements
PCI loans (formerly referred to as Portfolio Loans covered under FDIC loss share or Covered loans) totaled $119 million at June 30, 2014, a decrease of $10.2 million, or 8%, from the linked first quarter, and $51.4 million, or 30%, from the prior year, primarily as a result of principal paydowns and accelerated loan payoffs.

Other real estate covered under FDIC loss share agreements at June 30, 2014 was $12.8 million, a 14% decrease from $14.9 million at March 31, 2014. During the second quarter of 2014, the Company sold $2.7 million of other real estate covered under FDIC loss share agreements, resulting in a pre-tax gain of $0.2 million.

The Company remeasures expected cash flows on PCI loans on a quarterly basis. When the remeasurement process results in a decrease in expected cash flows due to an increase in expected credit losses, impairment is recorded through the provision for loan losses. Similarly, when expected credit losses decrease in the remeasurement process, prior recorded impairment is reversed before the yield is increased prospectively. Concurrently, the FDIC loss share receivable is adjusted to reflect anticipated future cash to be received from the FDIC. In the second quarter of 2014 a provision reversal of $0.5 million was recorded. The provision reversal was approximately 80% offset through noninterest income by a decrease in the FDIC loss share receivable.

Actual cash collections in excess of expected cash flows that represent accelerated loan payoffs result in the recognition of income, but also generally result in a decrease in the FDIC loss share receivable. These cash flows are, by their nature, unpredictable and can vary significantly period to period. Actual cash collections in excess of expected cash flows from loan payoffs in the second quarter resulted in accelerated discount income of $2.3 million, which was partially offset by a decrease in the FDIC loss share receivable.
The following table illustrates the net revenue contribution of PCI loans and other real estate covered under FDIC loss share agreements for the most recent five quarters:

	For the Quarter ended
(in thousands) income/(expense)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Accretion income	$4,041	$4,560	$5,332	$6,252	$6,623
Accelerated cash flows	2,285	3,916	4,111	4,309	4,689
Other	90	176	229	219	59
Total interest income	6,416	8,652	9,672	10,780	11,371
Provision for loan losses	470	(3,304)	(2,185)	(2,811)	2,278
Gain on sale of other real estate	164	131	97	168	116
Change in FDIC loss share receivable	(2,742)	(2,410)	(4,526)	(2,849)	(6,713)
Change in FDIC clawback liability	(142)	110	(136)	(62)	(449)
Pre-tax net revenue	$4,166	$3,179	$2,922	$5,226	$6,603

At June 30, 2014 the remaining accretable yield on the portfolio was estimated to be $36 million and the non-accretable difference was approximately $82 million.

Asset quality for portfolio loans and other real estate
Nonperforming loans were $19.3 million at June 30, 2014, a 24% increase from $15.5 million at March 31, 2014, and a 26% decline from $25.9 million at June 30, 2013. There were $8.4 million of additions to non-performing loans during the quarter, which were partially offset by $1.1 million of charge-offs and $3.6 million of other principal reductions. The additions to nonperforming loans were comprised of four relationships, the largest of which was a $4.6 million Commercial Real Estate loan in the St. Louis region, and all were deemed by management to be well secured at June 30, 2014.

Despite the increase, nonperforming loans remain at low levels, representing 0.86% of portfolio loans at June 30, 2014, versus 0.71% of portfolio loans at March 31, 2014, and 1.25% at June 30, 2013. The Company's allowance for loan losses was 1.26% of loans at June 30, 2014, representing 147% of nonperforming loans, as compared to 1.28% of portfolio loans at March 31, 2014 representing 180% of nonperforming loans, and 1.33% of portfolio loans at June 30, 2013, representing 106% of nonperforming loans.

Nonperforming loans, by portfolio class at June 30, 2014, were as follows:

(in millions)	Total portfolio	Nonperforming	% NPL
Construction, Real Estate/Land Acquisition & Development	$137	$7.4	5.40%
Commercial Real Estate - Investor Owned	386	5.2	1.35%
Commercial Real Estate - Owner Occupied	369	2.1	0.57%
Residential Real Estate	174	0.5	0.29%
Commercial & Industrial	1,135	4.1	0.36%
Consumer & Other	50	—	—%
Total	$2,251	$19.3	0.86%

Other real estate totaled $7.6 million at June 30, 2014, a decrease of $2.4 million from March 31, 2014. At June 30, 2013, other real estate totaled $8.2 million. During the second quarter of 2014, the Company sold $2.3 million of other real estate, resulting in a pre-tax gain of $0.6 million.

Nonperforming assets as a percentage of total assets were 0.85% at June 30, 2014, compared to 0.81% at March 31, 2014 and 1.10% at June 30, 2013. Nonperforming assets as a percentage of total assets have slightly increased from the additions to non-performing loans but remain at comparably low-levels.

Net charge-offs in the second quarter of 2014 were $0.8 million, representing an annualized rate of 0.15% of average loans, compared to net charge-offs of $0.4 million, an annualized rate of 0.08%, in the linked first quarter. Net charge-offs were $0.5 million, an annualized rate of 0.10%, in the second quarter of 2013. For the six months ended June 30, 2014 net charge-offs were $1.2 million, representing an annualized rate of 0.11%, as compared to $4.3 million, or 0.41% of average loans in the prior year period.

Provision for loan losses was $1.3 million in the second quarter of 2014 compared to $1.0 million in the first quarter of 2014 and a $4.3 million benefit in the second quarter of 2013. The continued low levels of provision resulted from continued strong credit metrics, including low levels of net charge-offs and low levels of classified loan balances.

Deposits
Total deposits at June 30, 2014 were $2.5 billion, an increase of $13.3 million, or 1%, from March 31, 2014, and $97.2 million, or 4%, from June 30, 2013. The increase in deposits from the linked and prior year quarters was seen primarily in our noninterest-bearing deposit accounts due to the movement from money market accounts and growth of client accounts.

Noninterest-bearing deposits increased $62.6 million compared to March 31, 2014 and increased $57.0 million over June 30, 2013, although a portion of the June 30, 2014 non-interest bearing deposit balance increase represented temporary client moves from interest bearing deposit accounts. Average noninterest-bearing deposits declined $14.6 million, or 2% compared to the linked quarter. The composition of noninterest-bearing deposits increased to 27% of total deposits at June 30, 2014, compared to 24% at June 30, 2013. The total cost of deposits has declined 4 basis points since June 30, 2013.

Wealth Management Segment

Fee income attributable to the Wealth Management segment includes Wealth Management revenue and income from state tax credit brokerage activities. In the second quarter of 2014 Wealth Management revenues were $1.7 million, flat when compared to the linked first quarter, and a decline of 4% from the prior year period.

Trust assets under management were $890 million at June 30, 2014, an increase of $9 million, or 4% annualized, when compared to the linked period ended March 31, 2014, and an increase of $73 million, or 9%, when compared to the prior year period ended June 30, 2013. The increase in Trust assets under management as compared to the linked quarter was due to market appreciation. The increase over the prior year is due to market appreciation as well as the growth in new customers.

Trust assets under administration were $1.5 billion at June 30, 2014, an increase of $18 million, or 5% annualized, when compared to the linked period ended March 31, 2014, and a decrease of $243 million, or 14%, when compared to the prior year period ended June 30, 2013. The increase in Trust assets under administration from the linked period was due to market appreciation during the quarter. The decrease as compared to the prior year resulted from the loss of large custody relationships in the fourth quarter of 2013.

Gains from state tax credit brokerage activities, net of fair value marks on tax credit assets and related interest rate derivatives, were $0.2 million for the second quarter of 2014, compared to $0.5 million for the linked first quarter and $39 thousand in the second quarter of 2013. Sales of state tax credits can vary by quarter, but generally occur in the first and fourth quarters of the year depending on client demand and availability of the tax credits.

Noninterest Expenses

Noninterest expenses were $20.4 million for the quarter ended June 30, 2014, compared to $21.1 million for the quarter ended March 31, 2014 and $21.1 million for the quarter ended June 30, 2013. Noninterest expenses have decreased when compared to the linked quarter primarily due to reduced employee compensation and benefit costs as well as reduced professional fees. The decrease in noninterest expenses over the prior year period was primarily due to lower loan, legal and other real estate expense from improved credit quality, partially offset by higher employee compensation and benefit costs.

The Company's efficiency ratio was 63.6% for the quarter ended June 30, 2014, compared to 61.5% for the quarter ended March 31, 2014 and 66.9% for the prior year period. The Company expects noninterest expenses to remain between $20 million and $22 million per quarter in 2014.

Other Business Results

The tangible common equity ratio was 8.49% at June 30, 2014 versus 8.25% at March 31, 2014 and 6.89% at June 30, 2013. The total risk based capital ratio was 13.63% at June 30, 2014 compared to 13.65% at March 31, 2014 and 13.25% at June 30, 2013. The Company's Tier 1 common equity ratio was 10.25% at June 30, 2014 compared to 10.22% at March 31, 2014 and 8.71% at June 30, 2013. The total risk based capital ratio and Tier 1 common equity ratios remained relatively stable as compared to the linked quarter and up significantly from the prior year period. The significant increase in risk based capital, tangible common equity, and Tier 1 common equity as compared to the prior year quarter was due to an increase in capital from net income and the conversion of $25.0 million of trust preferred securities to equity. The Company believes that the tangible common equity and the Tier 1 common equity ratios provide useful information to investors about the Company's capital strength even though they are considered to be non-GAAP financial measures and are not part of the regulatory capital requirements to which the Company is subject. The attached tables contain a reconciliation of these ratios to U.S. GAAP financial measures.

The Company's effective tax rate was 33.9% for the quarter ended June 30, 2014 compared to 34.0% for the quarter ended March 31, 2014 and 35.3% for the prior year period. The tax rate has remained consistent with the linked quarter and slightly below the rate seen in the prior year period due to lower state taxes.

Use of Non-GAAP Financial Measures

The Company's accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as Core net interest margin, tangible common equity ratio and Tier 1 common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.
The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company's performance and capital strength. The Company's management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company's operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the tables below, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measure for the periods indicated.

The Company will host a conference call at 2:30 p.m. Central time on Thursday, July 24, 2014. During the call, management will review the second quarter of 2014 results and related matters. The call will be accessible on Enterprise Financial Services Corp's home page, at www.enterprisebank.com under “Investor Relations” and by telephone at 1-888-481-2844 (Conference ID #6819291.) Recorded replays of the conference call are available by telephone at 1-888-203-1112 (Conference ID #6819291) or will be available on the website beginning two hours after the call's completion. The replay will be available for approximately two weeks following the conference call.

Enterprise Financial Services Corp operates commercial banking and wealth management businesses in metropolitan St. Louis, Kansas City, and Phoenix. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

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Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, including but not limited to statements about the Company's plans, expectations and projections of future financial and operating results, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, our ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting regulation or standards applicable to banks, as well as other risk factors described in the Company's 2013 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter ended					For the Six Months ended
(in thousands, except per share data)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$32,309	$34,024	$36,435	$36,883	$38,061	$66,333	$79,971
Total interest expense	3,567	3,658	4,064	4,309	4,753	7,225	9,764
Net interest income	28,742	30,366	32,371	32,574	33,308	59,108	70,207
Provision for portfolio loans	1,348	1,027	2,452	(652)	(4,295)	2,375	(2,442)
Provision for purchase credit impaired loans	(470)	3,304	2,185	2,811	(2,278)	2,834	(22)
Net interest income after provision for loan losses	27,864	26,035	27,734	30,415	39,881	53,899	72,671

NONINTEREST INCOME
Wealth Management revenue	1,715	1,722	1,699	1,698	1,778	3,437	3,721
Deposit service charges	1,767	1,738	1,800	1,768	1,724	3,505	3,257
Gain on sale of other real estate	717	683	1,801	472	362	1,400	1,090
State tax credit activity, net	207	497	1,289	308	39	704	906
Gain on sale of investment securities	—	—	—	611	—	—	684
Change in FDIC loss share receivable	(2,742)	(2,410)	(4,526)	(2,849)	(6,713)	(5,152)	(10,798)
Other income	1,741	1,692	2,883	1,708	1,133	3,433	2,377
Total noninterest income	3,405	3,922	4,946	3,716	(1,677)	7,327	1,237

NONINTEREST EXPENSE
Employee compensation and benefits	11,853	12,116	14,272	10,777	10,766	23,969	22,229
Occupancy	1,675	1,640	1,979	1,689	1,693	3,315	3,609
FHLB prepayment penalty	—	—	2,590	—	—	—	—
Other*	6,917	7,346	11,948	8,542	8,688	14,263	15,594
Total noninterest expenses*	20,445	21,102	28,199	21,008	21,147	41,547	41,432

Income before income tax expense*	10,824	8,855	4,481	13,123	17,057	19,679	32,476
Income tax expense*	3,664	3,007	860	4,713	6,024	6,671	11,403
Net income	$7,160	$5,848	$3,621	$8,410	$11,033	$13,008	$21,073

Basic earnings per share	$0.36	$0.30	$0.19	$0.45	$0.61	$0.66	$1.17
Diluted earnings per share	$0.36	$0.30	$0.18	$0.44	$0.58	$0.66	$1.11
Return on average assets	0.92%	0.77%	0.46%	1.09%	1.43%	0.84%	1.35%
Return on average common equity	9.65%	8.26%	5.07%	12.70%	17.76%	8.97%	17.34%
Efficiency ratio*	63.60%	61.54%	75.57%	57.89%	66.86%	62.54%	57.99%
Noninterest expenses to average assets*	2.62%	2.77%	3.56%	2.76%	2.74%	2.70%	2.65%

YIELDS (fully tax equivalent)
Portfolio loans	4.23%	4.36%	4.59%	4.56%	4.70%	4.29%	4.76%
Purchase credit impaired loans	20.84%	26.09%	25.66%	26.31%	26.24%	23.57%	28.91%
Total loans	5.11%	5.64%	5.97%	6.13%	6.35%	5.37%	6.68%
Securities	2.32%	2.45%	2.32%	2.23%	2.09%	2.38%	1.96%
Interest-earning assets	4.53%	4.91%	5.11%	5.32%	5.41%	4.72%	5.60%
Interest-bearing deposits	0.58%	0.58%	0.57%	0.59%	0.63%	0.58%	0.63%
Total deposits	0.43%	0.44%	0.42%	0.44%	0.47%	0.44%	0.48%
Subordinated debentures	2.14%	2.69%	2.78%	3.70%	4.48%	2.42%	4.51%
Borrowed funds	0.77%	0.97%	1.36%	1.23%	1.19%	0.85%	1.19%
Cost of paying liabilities	0.65%	0.68%	0.73%	0.79%	0.86%	0.67%	0.86%
Net interest margin	4.04%	4.39%	4.55%	4.71%	4.75%	4.21%	4.93%

* Results and corresponding ratios for the quarters ended September 30, 2013, June 30, 2013, March 31, 2013, and the six month period ended June 30, 2013 have been reclassified to reflect the adoption of ASU 2014-1 "Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects."

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At the Quarter ended
(in thousands)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
BALANCE SHEETS

ASSETS
Cash and due from banks	$32,993	$35,260	$19,573	$35,238	$32,019
Interest-earning deposits	94,736	107,691	196,296	71,302	71,617
Debt and equity investments	464,159	471,003	447,192	468,531	490,222
Loans held for sale	5,375	1,901	1,834	12,967	5,583

Portfolio loans	2,251,102	2,173,988	2,137,313	2,110,825	2,078,568
Less: Allowance for loan losses	28,422	27,905	27,289	26,599	27,619
Portfolio loans, net	2,222,680	2,146,083	2,110,024	2,084,226	2,050,949
Purchase credit impaired loans, net of the allowance for loan losses	100,965	110,159	125,100	145,180	158,818
Total loans, net	2,323,645	2,256,242	2,235,124	2,229,406	2,209,767

Other real estate not covered under FDIC loss share	7,613	10,001	7,576	10,278	8,213
Other real estate covered under FDIC loss share	12,821	14,898	15,676	17,847	17,150
Fixed assets, net	17,930	18,028	18,180	19,048	20,544
State tax credits, held for sale	45,529	45,660	48,457	55,810	55,493
FDIC loss share receivable	25,508	29,781	34,319	40,054	44,982
Goodwill	30,334	30,334	30,334	30,334	30,334
Intangible assets, net	4,767	5,092	5,418	6,136	6,746
Other assets	110,031	114,060	110,218	111,111	101,750
Total assets	$3,175,441	$3,139,951	$3,170,197	$3,108,062	$3,094,420

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$675,301	$612,715	$653,686	$619,562	$618,278
Interest-bearing deposits	1,790,149	1,839,403	1,881,267	1,828,355	1,749,956
Total deposits	2,465,450	2,452,118	2,534,953	2,447,917	2,368,234
Subordinated debentures	56,807	56,807	62,581	63,081	83,081
Federal Home Loan Bank advances	153,600	130,000	50,000	120,000	191,000
Federal funds purchased	—	—	—	—	14,982
Other borrowings	172,243	190,318	214,331	178,165	174,330
Other liabilities	25,777	19,259	28,627	21,159	15,118
Total liabilities	2,873,877	2,848,502	2,890,492	2,830,322	2,846,745
Shareholders' equity	301,564	291,449	279,705	277,740	247,675
Total liabilities and shareholders' equity	$3,175,441	$3,139,951	$3,170,197	$3,108,062	$3,094,420

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands, except per share data)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
EARNINGS SUMMARY
Net interest income	$28,742	$30,366	$32,371	$32,574	$33,308
Provision for loan losses - portfolio loans	1,348	1,027	2,452	(652)	(4,295)
Provision for loan losses - purchase credit impaired loans	(470)	3,304	2,185	2,811	(2,278)
Wealth Management revenue	1,715	1,722	1,699	1,698	1,778
Noninterest income	1,690	2,200	3,247	2,018	(3,455)
Noninterest expense[1]	20,445	21,102	28,199	21,008	21,147
Net income	7,160	5,848	3,621	8,410	11,033
Diluted earnings per share	$0.36	$0.30	$0.18	$0.44	$0.58
Return on average common equity	9.65%	8.26%	5.07%	12.70%	17.76%
Net interest rate margin (fully tax equivalent)	4.04%	4.39%	4.55%	4.71%	4.75%
Efficiency ratio[1]	63.60%	61.54%	75.57%	57.89%	66.86%
Core Bank income before income tax expense[1]	7,840	6,913	3,508	10,422	12,741
Covered assets income before income tax expense	2,984	1,942	973	2,701	4,316
Income before income tax expense[1]	10,824	8,855	4,481	13,123	17,057
MARKET DATA
Book value per common share	$15.26	$14.79	$14.47	$14.41	$13.59
Tangible book value per common share	$13.48	$12.99	$12.62	$12.52	$11.56
Market value per share	$18.06	$20.07	$20.42	$16.90	$15.96
Period end common shares outstanding	19,765	19,706	19,324	19,276	18,223
Average basic common shares	19,824	19,521	19,388	18,779	18,119
Average diluted common shares	19,963	19,949	19,629	19,830	19,711
ASSET QUALITY
Net charge-offs	$831	$411	$1,763	$368	$538
Nonperforming loans	19,287	15,508	20,840	24,168	25,948
Classified Assets	85,445	80,108	86,020	96,388	102,523
Nonperforming loans to total loans	0.86%	0.71%	0.98%	1.14%	1.25%
Nonperforming assets to total assets[2]	0.85%	0.81%	0.90%	1.11%	1.10%
Allowance for loan losses to total loans	1.26%	1.28%	1.28%	1.26%	1.33%
Net charge-offs to average loans (annualized)	0.15%	0.08%	0.33%	0.07%	0.10%

CAPITAL
Tier 1 capital to risk-weighted assets	12.38%	12.39%	12.52%	12.29%	11.98%
Total capital to risk-weighted assets	13.63%	13.65%	13.78%	13.57%	13.25%
Tier 1 common equity to risk-weighted assets	10.25%	10.22%	10.08%	9.86%	8.71%
Tangible common equity to tangible assets	8.49%	8.25%	7.78%	7.85%	6.89%

AVERAGE BALANCES
Portfolio loans	$2,225,670	$2,143,449	$2,120,929	$2,076,681	$2,092,162
Purchase credit impaired loans	123,476	134,466	149,559	162,569	173,794
Loans held for sale	3,735	1,978	8,233	6,737	3,692
Interest earning assets	2,895,982	2,848,514	2,880,991	2,789,313	2,858,700
Total assets	3,126,511	3,084,720	3,139,789	3,051,559	3,097,216
Deposits	2,411,217	2,466,260	2,493,819	2,380,507	2,419,145
Shareholders' equity	297,615	287,181	283,154	262,791	249,209

[1] Results and corresponding ratios for the quarters ended September 30, 2013, and June 30, 2013 have been reclassified to reflect the adoption of ASU 2014-1 "Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects."

[2] Excludes ORE covered by FDIC shared-loss arrangements, except for inclusion in total assets.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands)	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013
LOAN PORTFOLIO
Commercial and industrial	$1,135,069	$1,060,368	$1,041,576	$1,007,398	$962,920
Commercial real estate	755,471	784,077	779,319	801,755	785,700
Construction real estate	137,043	121,869	117,032	114,608	147,888
Residential real estate	173,964	160,195	158,527	150,320	151,098
Consumer and other	49,555	47,479	40,859	36,744	30,962
Total portfolio loans	2,251,102	2,173,988	2,137,313	2,110,825	2,078,568
Purchase credit impaired loans	118,504	128,672	140,538	158,812	169,863
Total loans	$2,369,606	$2,302,660	$2,277,851	$2,269,637	$2,248,431

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$675,301	$612,715	$653,686	$619,562	$618,278
Interest-bearing transaction accounts	235,142	221,816	219,802	213,708	217,178
Money market and savings accounts	956,887	1,004,836	1,028,550	992,004	976,093
Certificates of deposit	598,120	612,751	632,915	622,643	556,685
Total deposit portfolio	$2,465,450	$2,452,118	$2,534,953	$2,447,917	$2,368,234

YIELDS (fully tax equivalent)
Portfolio loans	4.23%	4.36%	4.59%	4.56%	4.70%
Purchase credit impaired loans	20.84%	26.09%	25.66%	26.31%	26.24%
Total loans	5.11%	5.64%	5.97%	6.13%	6.35%
Securities	2.32%	2.45%	2.32%	2.23%	2.09%
Interest-earning assets	4.53%	4.91%	5.11%	5.32%	5.41%
Interest-bearing deposits	0.58%	0.58%	0.57%	0.59%	0.63%
Total deposits	0.43%	0.44%	0.42%	0.44%	0.47%
Subordinated debentures	2.14%	2.69%	2.78%	3.70%	4.48%
Borrowed funds	0.77%	0.97%	1.36%	1.23%	1.19%
Cost of paying liabilities	0.65%	0.68%	0.73%	0.79%	0.86%
Net interest margin	4.04%	4.39%	4.55%	4.71%	4.75%

WEALTH MANAGEMENT
Trust Assets under management	$890,430	$881,047	$829,500	$789,524	$817,908
Trust Assets under administration	1,500,033	1,481,913	1,438,213	1,730,847	1,742,794

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	At the Quarter ended
(in thousands)	Jun 30 2014	Mar 31 2014	Dec 31 2013	Sep 30 2013	Jun 30 2013
TIER 1 COMMON EQUITY TO RISK-WEIGHTED ASSETS

Shareholders' equity	$301,564	$291,449	$279,705	$277,740	$247,675
Less: Goodwill	(30,334)	(30,334)	(30,334)	(30,334)	(30,334)
Less: Intangible assets	(4,767)	(5,092)	(5,418)	(6,136)	(6,746)
Plus (Less): Unrealized losses (unrealized gains)	(579)	2,623	4,380	1,981	2,547
Plus: Qualifying trust preferred securities	55,100	55,100	60,100	60,100	80,100
Other	56	55	57	55	55
Tier 1 capital	$321,040	$313,801	$308,490	$303,406	$293,297
Less: Qualifying trust preferred securities	(55,100)	(55,100)	(60,100)	(60,100)	(80,100)
Tier 1 common equity	$265,940	$258,701	$248,390	$243,306	$213,197

Total risk-weighted assets	$2,594,016	$2,531,899	$2,463,605	$2,468,525	$2,448,161

Tier 1 common equity to risk-weighted assets	10.25%	10.22%	10.08%	9.86%	8.71%

SHAREHOLDERS' EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS

Shareholders' equity	$301,564	$291,449	$279,705	$277,740	$247,675
Less: Goodwill	(30,334)	(30,334)	(30,334)	(30,334)	(30,334)
Less: Intangible assets	(4,767)	(5,092)	(5,418)	(6,136)	(6,746)
Tangible common equity	$266,463	$256,023	$243,953	$241,270	$210,595

Total assets	$3,175,441	$3,139,951	$3,170,197	$3,108,062	$3,094,420
Less: Goodwill	(30,334)	(30,334)	(30,334)	(30,334)	(30,334)
Less: Intangible assets	(4,767)	(5,092)	(5,418)	(6,136)	(6,746)
Tangible assets	$3,140,340	$3,104,525	$3,134,445	$3,071,592	$3,057,340

Tangible common equity to tangible assets	8.49%	8.25%	7.78%	7.85%	6.89%

	At the Quarter ended
(in thousands)	Jun 30 2014	Mar 31 2014	Dec 31 2013	Sep 30 2013	Jun 30 2013
NET INTEREST MARGIN TO CORE NET INTEREST MARGIN

Net interest income (fully tax equivalent)	$29,133	$30,803	$33,011	$33,101	$33,841
Less: Incremental accretion income	(4,539)	(6,664)	(7,315)	(8,178)	(8,491)
Core net interest income	$24,594	$24,139	$25,696	$24,923	$25,350

Average earning assets	$2,895,982	$2,848,514	$2,880,991	$2,789,314	$2,858,701
Reported net interest margin	4.04%	4.39%	4.55%	4.71%	4.75%
Core net interest margin	3.39%	3.44%	3.54%	3.54%	3.56%